UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2007

 KEY HOSPITALITY ACQUISITION CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-51545	20-2742464
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Becker Farm Road
Roseland, New Jersey 07068
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (973) 992-3707

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth below under Item 8.01 is incorporated herein by reference.

Item 8.01  Other Events

On December 11, 2007, Key Hospitality Acquisition Corporation (the “Company”) issued a press release announcing that its stockholders have voted to approve the dissolution of the Company and its proposed plan of liquidation.

The Company also announced that its board of directors has adopted the proposed plan of liquidation and authorized the issuance of a liquidating distribution in the amount of approximately $7.6876 per share, payable on or around December 12, 2007 to holders of record, as of December 11, 2007, of the outstanding shares of the Company’s common stock issued in its initial public offering.

The Company further announced that it will be filing as soon as practicable a certificate of dissolution with the Delaware Secretary of State and intends to submit a Certification of Termination of Registration on Form 15 to the Securities and Exchange Commission for the purpose of deregistering its securities under the Securities Exchange Act of 1934, as amended. As a result, the Company will no longer be a public reporting company, and its securities will cease trading on the OTC Bulletin Board. The text of the Company’s press release is included as an exhibit to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

  (d) Exhibits.

Exhibit No.	Description

99.1	Press release, dated December 11, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY HOSPITALITY ACQUISITION CORPORATION

Date: December 11, 2007	/s/ Jeffrey S. Davidson
Jeffrey S. Davidson
Co-Chairman and Chief Executive Officer